Exhibit 99(d)

        OFFER TO EXCHANGE

14,148,518 Shares of Cincinnati Bell Common Stock
for all the outstanding shares of
BRCOM Inc. Exchangeable Preferred Stock
and

CONSENT SOLICITATION

  THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON AUGUST 29, 2003, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). IN ORDER FOR HOLDERS OF THE BRCOM PREFERRED STOCK TO PARTICIPATE IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, SUCH HOLDERS MUST TENDER THEIR SECURITIES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS TO THE RELATED CERTIFICATE OF DESIGNATION ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE. TENDERED SHARES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER.

        July 31, 2003

        To Our Clients:

        Enclosed for your consideration is the prospectus and solicitation statement dated July 31, 2003 of Cincinnati Bell Inc. ("Cincinnati Bell"), which together with any amendments and supplements thereto and the related consent and letter of transmittal, constitute the exchange offer and consent solicitation. Cincinnati Bell is offering to exchange 35.8 shares of Cincinnati Bell Common Stock for each outstanding share of 12 1/2% Series B Junior Exchangeable Preferred Stock of BRCOM Inc. (the "BRCOM Preferred Stock") that is validly tendered by the expiration date and not withdrawn, upon the terms and subject to the conditions set forth in the prospectus and solicitation statement and in the related consent and letter of transmittal. Concurrently with the exchange offer, Cincinnati Bell is also soliciting consents from holders of BRCOM Preferred Stock to certain amendments to the certificate of designation under which the shares were isssued. See "Summary" and "The Exchange Offer, Consent Solicitation and Merger" in the prospectus and solicitation statement. Terms used herein have the same meanings as in the prospectus and solicitation statement.

        The exchange offer and consent solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on August 29, 2003 (the "expiration date"), unless extended in accordance with applicable law and the terms of the exchange offer and consent solicitation, in which event the term "expiration date" shall mean the latest time and date to which the exchange offer and consent solicitation, as extended, shall expire.

        THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF BRCOM PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF BRCOM PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF BRCOM PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish us to tender any or all such shares of BRCOM Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the prospectus and consent and letter of transmittal.

        Your attention is directed to the following:

        1. Cincinnati Bell is offering to exchange 35.8 shares of Cincinnati Bell Common Stock for each share of BRCOM Preferred Stock validly tendered and not properly withdrawn in the exchange offer and consent solicitation. Cincinnati Bell is also seeking the amend the certificate of designation under which the BRCOM Preferred Stock was issued to eliminate substantially all of the voting rights and restrictive covenants contained therein. If you tender your BRCOM Preferred Stock in the exchange offer and consent solicitation, you must deliver a corresponding consent to the proposed amendments to the certificate of designation.

        2. The exchange offer and consent solicitation is being made for all outstanding shares of BRCOM Preferred Stock.

        3. The exchange offer and consent solicitation is subject to the satisfaction of certain conditions, as described in the prospectus and solicitation statement, which you should review in detail. See "The Exchange Offer, Consent Solicitation and Merger—Conditions of the Exchange Offer, Consent Solicitation and Merger" in the prospectus and solicitation statement.

        4. The exchange offer and consent solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on August 29, 2003, unless the exchange offer and consent solicitation are extended.

        5. You will not receive any fractional shares of Cincinnati Bell Common Stock. Instead, The Bank of New York as the exchange agent, acting as your agent, will aggregate any such shares to be issued in the exchange offer and sell them in the open market and distribute any proceeds to you on a pro rata basis.

        6. Except as otherwise provided in Instruction 6 of the consent and letter of transmittal, stock transfer taxes with respect to the exchange of shares in the exchange offer and consent solicitation will be paid by Cincinnati Bell.

        The exchange offer and consent solicitation are made solely by the prospectus and solicitation statement and the related consent and letter of transmittal and any amendments and supplements thereto and are being made to all holders of BRCOM Preferred Stock. Cincinnati Bell is not aware of any jurisdiction where the making of the exchange offer and consent solicitation or the acceptance thereof would not be in compliance with applicable law. If Cincinnati Bell becomes aware of any jurisdiction where the making of the exchange offer and consent solicitation or acceptance thereof would not be in compliance with any valid applicable law, Cincinnati Bell will make a good faith effort to comply with such law. If, after such good faith effort, Cincinnati Bell cannot comply with such law, the exchange offer and consent solicitation will not be made to, nor will the tenders be accepted on behalf of, holders of BRCOM Preferred Stock in any such jurisdiction.

        If you wish to have us tender any or all of your shares of BRCOM Preferred Stock, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF BRCOM PREFERRED STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

INSTRUCTIONS WITH RESPECT TO

OFFER TO EXCHANGE

14,148,518 Shares of Cincinnati Bell Common Stock
for all the outstanding shares of
BRCOM Inc. Exchangeable Preferred Stock
and

CONSENT SOLICITATION

        I acknowledge the receipt of your letter and the enclosed prospectus and solicitation statement dated July 31, 2003 of Cincinnati Bell Inc. ("Cincinnati Bell"), which together with any amendments and supplements thereto and the related consent and letter of transmittal, constitutes the exchange offer and consent solicitation. Cincinnati Bell is offering to exchange 35.8 shares of Cincinnati Bell Common Stock for each share of 12 1/2% Series B Junior Exchangeable Preferred Stock of BRCOM Inc. (the "BRCOM Preferred Stock") that is validly tendered by the expiration date and not withdrawn, upon the terms and subject to the conditions set forth in the prospectus and solicitation statement and in the related consent and letter of transmittal. Concurrently with the exchange offer, Cincinnati Bell is also soliciting consents from holders of BRCOM Preferred Stock to certain amendments to the certificate of designation under which the shares were issued. See "Summary" and "The Exchange Offer, Consent Solicitation and Merger" in the prospectus and solicitation statement. Terms used herein have the same meanings as in the prospectus and solicitation statement.

        This will instruct you to tender the number of shares of BRCOM Preferred Stock indicated below (or, if no number is indicated below, all shares) held by you for my account, upon the terms and subject to the conditions set forth in the prospectus and the related consent and letter of transmittal.

NUMBER OF SHARES OF BRCOM PREFERRED STOCK TO BE TENDERED(a):	SIGN HERE:

SHARES

Account Numbers:	PLEASE TYPE OR PRINT NAME(S) HERE:

Dated: , 2003

PLEASE TYPE OR PRINT ADDRESS(ES):

AREA CODE AND TELEPHONE NUMBER

TAXPAYER IDENTIFICATION OF SOCIAL SECURITY NUMBER(S)

(a)
Unless otherwise indicated, it will be assumed that all shares of BRCOM Preferred Stock held by us for your account are to be tendered.